                                                                  EXHIBIT 799.01


                                  CONTACT: MARC ROWLAND, CHIEF FINANCIAL OFFICER
                                                                (405) 879-9232

FOR IMMEDIATE RELEASE                             TOM PRICE, JR.,VICE PRESIDENT-
NOVEMBER 4, 1998                                           CORPORATE DEVELOPMENT
                                                                  (405) 879-9257


                          CHESAPEAKE ENERGY CORPORATION
                       REPORTS 1998 THIRD QUARTER RESULTS

OKLAHOMA CITY, OKLAHOMA, NOVEMBER 4, 1998 -- Chesapeake Energy Corporation today reported its 1998 third quarter oil and gas production increased 89% to 36.3 billion cubic feet equivalent (bcfe) compared to 19.2 bcfe for the 1997 third quarter. On a daily basis, Chesapeake's production increased to 394 million cubic feet of natural gas equivalent (mmcfe) compared to the 208 mmcfe produced during the 1997 third quarter.

Chesapeake's operating cash flow, before changes in working capital, was $32.4 million or $0.33 per common share, an 8% decrease from the 1997 comparable quarter. Total revenue for the 1998 third quarter was $107.1 million, a 37% increase from the 1997 third quarter. During the 1998 third quarter, Chesapeake received an average of $12.41 per barrel of oil and $1.88 per mcf of gas resulting in a price of $1.93 per thousand cubic feet of natural gas equivalent
(mcfe). In last year's third quarter, Chesapeake received $18.48 per barrel of oil and $2.12 per mcf of gas for a price of $2.38 per mcfe.

Primarily as a result of lower oil and gas prices and higher interest expense, Chesapeake reported a net loss of $4.2 million for the 1998 third quarter. After payment of preferred dividends of $4.0 million, the net loss to common shareholders was $8.2 million, or $0.08 per common share, compared to net income of $5.5 million, or $0.08 per common share in the 1997 comparable quarter. Common shares outstanding averaged 98.0 million during the 1998 third quarter, but were reduced to 96.7 million by the end of the quarter as a result of the completion of the company's common stock repurchase program.

                           DEVELOPMENT DRILLING UPDATE

In the Bradley area of southern Oklahoma, the Truman 3-27 is currently producing 7,100 mcfe from the Simpson formation at 14,200'. Chesapeake owns a 62% working interest in this well with Anadarko Petroleum Corporation and Belco Oil and Gas Corp. owning 22% and 14%, respectively. The Truman 3-27 is Chesapeake's fourth successful 3-D test drilled in the Bradley area during 1998. The company is now drilling its fifth Simpson test and plans to drill an additional six Bradley and Knox area 3-D wells during 1999.

In the Cement area of southern Oklahoma, located approximately 20 miles northwest of the Knox Field, Chesapeake and Gothic Energy Corporation recently participated in the Night 1-



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16, a three-zone discovery. The well has been initially completed in only the deepest payzone and is currently producing 4,400 mcfe per day. Chesapeake and Gothic own 36% and 30% working interests in this well. Chesapeake's geoscientists continue to evaluate the newly acquired 100,000 acre Cement 3-D survey and have already identified numerous additional prospects. Cement is one of Oklahoma's largest fields, having produced more than two trillion cubic feet of natural gas equivalent (tcfe) since its discovery in 1917.

In the Sahara area of northwest Oklahoma, Chesapeake has recently completed the London 4-19, Etha May 1-10, and Barbara 4-15 wells which are producing at a combined daily rate of 3,200 mcfe. Chesapeake owns a 29% working interest in the London 4-19, 84% in the Etha May 1-10 and 48% in the Barbara 4-15, with Gothic owning a 50% working interest in the Barbara 4-15. Chesapeake continues to maintain a 4-5 rig program in Sahara where the company expects to develop average reserves of 0.7 bcfe at an average cost of $300,000 per well. Each Sahara rig can drill approximately 24 wells per year.

In the West Panhandle Field of Texas, Chesapeake has accumulated one of the largest reserve positions in this prolific natural gas field through its 1998 transactions with Occidental Petroleum Corporation and Hugoton Energy Corporation. The 300 wells acquired by Chesapeake in West Panhandle have already produced more than 3.3 tcfe since the 1930's. During the 1998 third quarter, these properties produced an average of 39,000 mcfe per day net to Chesapeake's interest. Chesapeake has been able to increase the productive capability from its West Panhandle properties by approximately 10% since the properties were acquired in March and April of 1998. During the fourth quarter of 1998, further increases are projected as a result of additional planned production enhancements.

Although Chesapeake has postponed increased development of its oil-oriented Louisiana Austin Chalk assets until oil prices improve, the company continues to successfully drill in the Independence portion of the Texas Austin Chalk Trend where production is 100% natural gas. In Independence, Chesapeake completed the Hahn 1-H during the third quarter and is now drilling an offset, the Hahn 2-H, that should begin producing in the fourth quarter. The Hahn 1-H has produced 4.0 bcfe in its first 97 days of production and is currently producing 36,000 mcfe per day. Estimated gross ultimate reserves for the Hahn 1-H are 17 bcfe. Chesapeake owns a 44% working interest in both Hahn wells with Belco, Union Pacific Resources Corporation and Swift Energy Company owning 37%, 16% and 1%, respectively.

                           EXPLORATORY DRILLING UPDATE

In the Tuscaloosa Trend in Louisiana, initial completion activities began this week on the State Lease 15421. Because of the 21,000' depth of the well and the need to evaluate multiple potentially productive zones, completion activities will not be finalized for several weeks. After final completion, initial sales rates will be provided in an operations update press release.

In other Tuscaloosa drilling, Chesapeake reached total depth of 19,295' on its Kaiser 50 well located 29 miles east of the State Lease 15421. The well was logged earlier this week and despite encountering a number of highly porous sands that were consistent with the company's 3-D seismic interpretation, the logs indicated all prospective zones were wet,




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


suggesting probable hydrocarbon migration out of the reservoir prior to the present structural setting. The results of the Kaiser 50 downgrade two offsetting prospects, but Chesapeake's 33 other Tuscaloosa prospects are unaffected. The company's third Tuscaloosa well, the Brown 22, located four miles from the State Lease 15421, is drilling ahead on its way to projected total depth of 21,900'.

Chesapeake has recently spudded the first test of its 85,000 acres of 3-D seismic in the Peach Creek Prospect of Wharton County, Texas. Scheduled as a 9,500' Yegua test, the Rust 1 is projected to reach total depth in the next several weeks. To date, 20 3-D prospects have been identified on Chesapeake's leasehold in Wharton County.

In the Deep Arbuckle project in the Knox Field of Grady County, Oklahoma, Marathon Oil Corporation has reached projected total depth of 19,750' in the 18% Chesapeake-owned J. Kaye 3-33. Marathon's initial two discoveries in the Deep Arbuckle are producing at a combined rate of 23,000 mcfe per day. Based on 3-D seismic, Chesapeake has identified 13 Deep Arbuckle locations on its leasehold in Knox and plans to drill two of these locations in 1999.

                               MANAGEMENT COMMENT

Aubrey K. McClendon, Chesapeake's Chief Executive Officer, commented, "During the past year we have transformed Chesapeake into one of the largest onshore North American natural gas producers. We are dedicated to enhancing the value of our 1.3 tcfe of proved reserves and our 1.6 tcfe of probable and possible reserves through a disciplined and diversified drilling program focused on utilizing our extensive 3-D seismic inventory. Using 15 development rigs and 5 exploratory rigs, we are executing a balanced drilling program dedicated to delivering cost-effective and value-added results.

The combination of Chesapeake's operating expense structure and drilling costs declining to their lowest levels in several years provides an excellent opportunity to further develop our substantial natural gas reserve base and prospect inventory. Chesapeake's focus on building long-lived natural gas assets is best evidenced by the company's reserves-to-production ratio of almost ten years and a proved reserve base weighted 83% to natural gas. Assuming a compounded 7% annual growth rate during the next five years as our minimum goal, we expect to increase our proved reserve base by 50% to 2.0 tcfe and increase our production by 50% to over 200 bcfe per year, while maintaining a natural gas concentration in excess of 80%.

We believe North American natural gas prices will substantially outperform oil prices in the years ahead. Our positive view on natural gas prices is based primarily on projected increases in gas consumption for electrical generation resulting from new plant construction and conversion of existing nuclear plants, together with the industry's demonstrated inability to increase gas supply by meaningful amounts. We believe there is only a small likelihood of significant U.S. gas supply increases occurring in the next few years, especially in light of greatly reduced capital flows into the industry, a 40% decline in North American drilling rig utilization for gas wells, and a steepening of Gulf Coast and Canadian decline curves. Therefore, we believe the stage is set for natural gas producers to lead the energy industry




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


in the year 2000 and beyond. We have positioned Chesapeake to take advantage of this gathering strength in the North American natural gas market."

The information in this release includes certain forward-looking statements that are based on assumptions that in the future may prove not to have been accurate. Those statements, and Chesapeake Energy Corporation's business and prospects, are subject to a number of risks, including production variances from expectations, uncertainties about estimates of reserves, volatility of oil and gas prices, the need to develop and replace reserves, the substantial capital expenditures required to fund operations, environmental risks, drilling and operating risks, risks related to exploratory and developmental drilling, competition, government regulation, and the ability of the company to implement its business strategy. These and other risks are described in the company's documents and reports that are available from the United States Securities and Exchange Commission, including the report filed on Form 10-K for the six-month transition period ended December 31, 1997 and the report filed on Form 10-Q for the six months ended June 30, 1998.

Chesapeake Energy Corporation is an independent oil and natural gas producer headquartered in Oklahoma City. The company's operations are focused on exploratory and developmental drilling and producing property and corporate acquisitions in major onshore producing areas of the United States and Canada. The company's Internet address is http://www.chesapeake-energy.com.




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



                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                       ($ IN 000'S, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


THREE MONTHS ENDED:                                            SEPTEMBER 30, 1998              SEPTEMBER 30, 1997
                                                         ------------------------------- -------------------------------
                                                               $             $/MCFE            $             $/MCFE
                                                         --------------- --------------- --------------- ---------------
REVENUES:
   Oil and gas sales                                          70,082           1.93           45,667          2.38
   Oil and gas marketing sales                                36,256           1.00           26,865          1.40
   Interest and other                                            778           0.02            5,878          0.31
                                                             -------        -------          -------       -------
     Total revenues                                          107,116           2.95           78,410          4.09
                                                             -------        -------          -------       -------
EXPENSES:
   Production expenses                                        14,208           0.39            3,894          0.20
   Production taxes                                            1,976           0.05            1,286          0.07
   Oil and gas marketing expenses                             34,720           0.96           26,690          1.39
   Impairment of oil and gas properties                         -               -              -               -
   Impairment of other assets                                   -               -              -               -
   Depreciation, depletion, and amortization
     of oil and gas properties                                34,069           0.94           28,550          1.49
   Depreciation and amortization of other assets               2,518           0.07            1,142          0.06
   General and administrative                                  5,197           0.14            2,760          0.14
   Interest                                                   18,577           0.51            8,575          0.45
                                                             -------        -------          -------       -------
     Total expenses                                          111,265           3.06           72,897          3.80
                                                             -------        -------          -------       -------

INCOME (LOSS) BEFORE INCOME TAXES
   AND EXTRAORDINARY ITEM                                     (4,149)         (0.11)           5,513          0.29
PROVISION (BENEFIT) FOR INCOME TAXES                            -               -              -               -
                                                             -------        -------          -------       -------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                       (4,149)         (0.11)           5,513          0.29

EXTRAORDINARY ITEM:
   Loss on early extinguishment of debt, net of
     applicable income tax                                      -               -               -              -
                                                             -------        -------          -------       -------

NET INCOME (LOSS)                                             (4,149)         (0.11)           5,513          0.29

PREFERRED STOCK DIVIDENDS                                     (4,026)         (0.11)           -               -
                                                             -------        -------          -------       -------
NET INCOME (LOSS) AVAILABLE TO COMMON
   SHAREHOLDERS                                               (8,175)         (0.22)           5,513          0.29
                                                             -------        -------          -------       -------

CASH FLOW FROM OPERATING ACTIVITIES (1)                       32,438           0.89           35,205          1.84
                                                             -------        -------          -------       -------

EARNINGS (LOSS) PER COMMON SHARE (BASIC):
     INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                   (0.08)           -               0.08           -
     EXTRAORDINARY ITEM                                         -               -               -              -
                                                             -------        -------          -------       -------
     NET INCOME (LOSS)                                         (0.08)           -               0.08           -
                                                             -------        -------          -------       -------

EARNINGS (LOSS) PER COMMON SHARE
   (ASSUMING DILUTION):
     INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                   (0.08)           -               0.08           -
     EXTRAORDINARY ITEM                                         -               -               -              -
                                                             -------        -------          -------       -------
     NET INCOME (LOSS)                                         (0.08)           -               0.08           -
                                                             -------        -------          -------       -------

AVERAGE COMMON SHARES AND COMMON
   EQUIVALENT SHARES OUTSTANDING
     BASIC                                                    98,046            -             70,376           -
     ASSUMING DILUTION                                        98,046            -             72,699           -
                                                             -------        -------          -------       -------

THOUSANDS OF BARRELS OF OIL (MBBL):                            1,571        +    81%             870
MILLIONS OF CUBIC FEET OF GAS (MMCF):                         26,842        +    93%          13,941
MILLIONS OF CUBIC FEET OF GAS EQUIVALENTS (MMCFE):            36,268        +    89%          19,161

AVERAGE PRICE/BARREL                                         $ 12.41        -    33%         $ 18.48
AVERAGE PRICE/MCF                                            $  1.88        -    11%         $  2.12
AVERAGE GAS EQUIVALENT PRICE/MCFE                            $  1.93        -    19%         $  2.38
                                                             -------        -------          -------


(1) Income (loss) before extraordinary item, depreciation, depletion and amortization, income tax, impairment of oil and gas properties, and impairment of other assets.



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



                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                       ($ IN 000'S, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

NINE MONTHS ENDED:                                             SEPTEMBER 30, 1998              SEPTEMBER 30, 1997
                                                         ------------------------------- -------------------------------
                                                               $             $/MCFE            $             $/MCFE
                                                         --------------- --------------- --------------- ---------------
REVENUES:
   Oil and gas sales                                         195,962           2.03           148,420          2.43
   Oil and gas marketing sales                                96,451           1.00            73,018          1.20
   Interest and other                                          3,573           0.04            14,585          0.24
                                                             -------         ------           -------         -----
     Total revenues                                          295,986           3.07           236,023          3.87
                                                             -------         ------           -------         -----
EXPENSES:
   Production expenses                                        36,775           0.38            11,071          0.18
   Production taxes                                            6,141           0.06             3,342          0.05
   Oil and gas marketing expenses                             94,686           0.98            72,282          1.19
   Impairment of oil and gas properties                      466,000           4.83           236,000          3.87
   Impairment of other assets                                 10,000           0.10             -               -
   Depreciation, depletion, and amortization
     of oil and gas properties                               109,311           1.13            95,571          1.57
   Depreciation and amortization of other assets               5,820           0.06             3,088          0.05
   General and administrative                                 14,711           0.15             7,823          0.13
   Interest                                                   47,930           0.50            20,909          0.34
                                                             -------         ------           -------         -----
     Total expenses                                          791,374           8.19           450,086          7.38
                                                             -------         ------           -------         -----

INCOME (LOSS) BEFORE INCOME TAXES
   AND EXTRAORDINARY ITEM                                   (495,388)         (5.12)         (214,063)        (3.51)
PROVISION (BENEFIT) FOR INCOME TAXES                            -               -             (17,898)        (0.29)
                                                             -------         ------           -------         -----
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                     (495,388)         (5.12)         (196,165)        (3.22)

EXTRAORDINARY ITEM:
   Loss on early extinguishment of debt, net of
     applicable income tax                                   (13,334)         (0.14)             (177)           -
                                                             -------         ------           -------         -----

NET INCOME (LOSS)                                           (508,722)         (5.26)         (196,342)        (3.22)

PREFERRED STOCK DIVIDENDS                                     (8,051)         (0.08)            -               -
                                                             -------         ------           -------         -----
NET INCOME (LOSS) AVAILABLE TO COMMON
   SHAREHOLDERS                                             (516,773)         (5.34)         (196,342)        (3.22)
                                                             -------         ------           -------         -----

CASH FLOW FROM OPERATING ACTIVITIES (1)                       95,743           0.99           120,596          1.98
                                                             -------         ------           -------         -----

EARNINGS (LOSS) PER COMMON SHARE (BASIC):
     INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                   (5.34)           -               (2.79)          -
     EXTRAORDINARY ITEM                                        (0.14)           -               -               -
                                                             -------         ------           -------         -----
     NET INCOME (LOSS)                                         (5.48)           -               (2.79)          -
                                                             -------         ------           -------         -----

EARNINGS (LOSS) PER COMMON SHARE
   (ASSUMING DILUTION):
     INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                   (5.34)           -               (2.79)          -
     EXTRAORDINARY ITEM                                        (0.14)           -               -               -
                                                             -------         ------           -------         -----
     NET INCOME (LOSS)                                         (5.48)           -               (2.79)          -
                                                             -------         ------           -------         -----

AVERAGE COMMON SHARES AND COMMON
   EQUIVALENT SHARES OUTSTANDING
     BASIC                                                    94,355            -              70,376           -
     ASSUMING DILUTION                                        94,355            -              70,376           -
                                                             -------         ------           -------         -----

THOUSANDS OF BARRELS OF OIL (MBBL):                            4,569         +   81%            2,524
MILLIONS OF CUBIC FEET OF GAS (MMCF):                         69,048         +   51%           45,851
MILLIONS OF CUBIC FEET OF GAS EQUIVALENTS (MMCFE):            96,462         +   58%           60,995

AVERAGE PRICE/BARREL                                         $ 13.21         -   33%          $ 19.66
AVERAGE PRICE/MCF                                            $  1.96         -    9%          $  2.15
AVERAGE GAS EQUIVALENT PRICE/MCFE                            $  2.03         -   17%          $  2.43
                                                             -------         ------           -------


(1) Income (loss) before extraordinary item, depreciation, depletion and amortization, income tax, impairment of oil and gas properties, and impairment of other assets.



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




                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES
                      SUMMARIZED CONSOLIDATED BALANCE SHEET
                                  ($ IN 000'S)
                                   (UNAUDITED)




                                                                                SEPTEMBER 30,       DECEMBER 31,
                                                                                    1998                1997
                                                                                 -----------         ----------

Current assets                                                                   $   117,289         $  217,721
Property and equipment                                                             1,028,481            679,187
Other assets                                                                          81,504             55,876

                                                                                 -----------         ----------
     TOTAL ASSETS                                                                $ 1,227,274         $  952,784
                                                                                 -----------         ----------

Current liabilities                                                              $   119,300         $  153,480
Long-term liabilities                                                                931,579            519,098
Stockholders' equity                                                                 176,395            280,206

                                                                                 -----------         ----------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                  $ 1,227,274         $  952,784
                                                                                 -----------         ----------





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